                                 AMENDMENT NO. 1

                                       TO

          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM EQUITY FUNDS

          PORTFOLIOS                         EFFECTIVE DATE OF AGREEMENT
-------------------------------              ---------------------------
AIM Aggressive Growth Fund                           June 1, 2001
AIM Blue Chip Fund                                   June 1, 2001
AIM Capital Development Fund                         June 1, 2001
AIM Charter Fund                                     June 1, 2001
AIM Constellation Fund                               June 1, 2001
AIM Core Strategies Fund                           December 28, 2001
AIM Dent Demographic Trends Fund                     June 1, 2001
AIM Diversified Dividend Fund                      December 28, 2001
AIM Emerging Growth Fund                             June 1, 2001
AIM Large Cap Basic Value Fund                       June 1, 2001
AIM Large Cap Growth Fund                            June 1, 2001
AIM Mid Cap Growth Fund                              June 1, 2001
AIM Select Basic Value Fund                         August 29, 2002
AIM U.S. Growth Fund                                August 29, 2002
AIM Weingarten Fund                                  June 1, 2001"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  September 15, 2004

                                     A I M ADVISORS, INC.

Attest:    /s/ Lisa A. Moss          By: /s/ Mark H. Williamson
         -----------------------         --------------------------------------
           Assistant Secretary           Mark H. Williamson
                                         President

(SEAL)

                                     AIM EQUITY FUNDS

Attest:    /s/ Lisa A. Moss           By: /s/ Robert H. Graham
         -----------------------         ---------------------------------------
           Assistant Secretary           Robert H. Graham
                                         President

(SEAL)